Exhibit 99.1
Contact:
Claudine Bianchi
978-946-7726
cbianchi@navisite.com
NaviSite Reports First Quarter Fiscal Year 2011 Financial Results
First Quarter Recurring Hosting Revenue Grew 11% Annually
First Quarter Adjusted EBITDA Grew 20% Annually
First Quarter Cloud contracts represent 13% of bookings
Andover, MA, December 8, 2010 — NaviSite, Inc. (NASDAQ: NAVI), a premier provider of enterprise-class hosting, managed application, managed messaging and managed cloud services, today reported financial results for the first quarter fiscal year 2011 ended October 31, 2010.
Financial Results for the First Quarter of Fiscal Year 2011
•	Total revenue for the quarter ended October 31, 2010, was $33.4 million, representing a year-over-year increase of 9% and a sequential increase of 2%.
•	Recurring hosting revenue was $32.9 million for the first quarter, representing a year-over-year increase of 11% and a sequential increase of 2%.
•	Gross margin increased to 38% for the first quarter compared to 37% recorded in the first quarter last year and 37% during the fourth quarter of fiscal year 2010. Gross margin, excluding depreciation, amortization and non cash stock compensation was 52% for the first quarter, compared to 52% recorded in the first quarter last year and 51% during the fourth quarter of fiscal year 2010.
•	Income from operations for the first quarter was $0.9 million compared to income of $1.2 million during the first quarter of fiscal year 2010 and $1.4 million in the fourth quarter of fiscal year 2010. Excluding severance and accelerated leasehold improvement depreciation related to the departure and assignment of an office lease to our former CEO, income from operations for the first quarter would have been $1.6 million.

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

•	EBITDA, excluding impairment costs, stock-based compensation, severance and other non-operational charges (“EBITDA, as adjusted”) for the first quarter was $7.7 million, representing a year-over-year increase of 20% and a sequential increase of 7%.
•	Net loss attributable to common shareholders for the first quarter was $2.2 million, or $(0.06) per share, compared to a loss of $3.3 million, or $(0.09) per share, in the first quarter of fiscal year 2010. Excluding severance and accelerated leasehold depreciation related to the departure and assignment of an office lease to our former CEO, net loss per share for the first quarter would have been $(0.04) per share.
•	Cash generated from operating activities for the first quarter of fiscal year 2011 was $6.5 million representing a 42% increase compared to the $4.6 million generated in the first quarter of fiscal year 2010 and representing an 83% increase over the $3.6 million generated in the fourth quarter of fiscal year 2010.
“We are pleased with our strong first quarter results, which exceeded our plans for both revenue and profitability,” stated Brooks Borcherding, President and Chief Executive Officer of NaviSite. “We remain optimistic about the progress we are seeing in the business particularly as our cloud offerings rapidly gain traction and continue to resonate well in the marketplace. We are confident that customers will continue to recognize the value of our innovative solutions, which are distinguished by our enterprise-class architecture, consumption-based billing, feature-rich management application, complementary managed services and world-class customer support.”
Financial and Business Highlights
•	Booked $0.6 million of incremental monthly revenue with an average term of 18 months in the first quarter of fiscal year 2011 compared to $0.4 million booked in the first quarter of fiscal year 2010 with an average term of 20 months.
•	Booked $77,000 of cloud expected monthly recurring revenue in our first quarter of cloud availability, representing over 13% of our total bookings for the quarter.

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

•	Customer churn, defined as the loss of a customer or a reduction in a customer’s monthly recurring revenue from our active customer pool, was 1.2% per month during the quarter, compared to 1.3% per month in first quarter of fiscal year 2010 and 1.1% in the prior quarter.
Conference Call Scheduled for December 8, 2010
NaviSite, Inc., President and Chief Executive Officer Brooks Borcherding and Chief Financial Officer Jim Pluntze will host a conference call on Wednesday, December 8, 2010, at 5:00 p.m. Eastern Time to discuss the Company’s results for its first quarter fiscal year 2011.
NaviSite’s conference call can be accessed by dialing 800-510-9691 (International: +1-617-614-3453) and entering passcode 86940282. A replay of the call will be accessible on December 8, 2010 at 8 p.m. Eastern time through December 15, 2010 by dialing 888-286-8010 (International: +1-617-801-6888) and entering passcode 10054425, or by visiting http://www.navisite.com/about-us-investors.htm.
EBITDA and Other Non-GAAP Measures
EBITDA and cash gross margin are not recognized measures for financial-statement presentation under United States generally accepted accounting principles (“GAAP”). NaviSite believes that the non-GAAP measures, such as EBITDA, adjusted EBITDA and cash gross margin, provide investors with useful supplemental measures of our actual and expected operating and financial performance by excluding the impact of interest, taxes, depreciation and amortization from net income (loss) and depreciation and amortization from gross margin. We also exclude impairment costs, stock-based compensation (from both net income (loss) and gross margin), severance, discontinued operations, related gain on discontinued operations, and other non-recurring charges from our non-GAAP measure, as such items may be considered to be of a non-operational nature. EBITDA and cash gross margin do not have any standardized definition and therefore may not be comparable to similar measures presented by other reporting companies. We use EBITDA, as adjusted and cash gross margin, to assist in evaluating our actual and expected operating and financial performance. These non-GAAP results should not be evaluated in isolation from, or as a substitute for, our financial results prepared in accordance with GAAP. A table reconciling our net income (loss), as reported, to EBITDA, as adjusted and gross margin to cash gross margin, are included in the condensed consolidated financial statements in this release. We believe that using EBITDA, adjusted EBITDA and cash gross margin as performance measures, together

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

with gross margin and net income (loss), will help investors better understand our underlying financial performance.
About NaviSite
NaviSite, Inc. (NASDAQ: NAVI) is a leading worldwide provider of enterprise-class, cloud-enabled hosting, managed applications and services. NaviSite provides a full suite of reliable and scalable managed services, including Application Services, industry-leading Enterprise Hosting, and Managed Cloud Services for enterprises looking to outsource IT infrastructures and lower their capital and operational costs. Enterprise customers depend on NaviSite for customized solutions, delivered through a global footprint of state-of-the-art data centers. For more information about NaviSite’s services, please visit www.navisite.com.
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This release contains forward-looking statements that address a variety of subjects, including NaviSite’s expected future operating and financial results, such as profitability, revenue growth and EBITDA, the success and performance of our product and service offerings and our strategic business plans for growing our customer base. All statements other than statements of historical fact — including, without limitation, those with respect to our goals, plans and strategies set forth herein — are forward-looking statements. The following important factors and uncertainties, along with general economic conditions, changes in economic conditions and others, could cause actual results to differ materially from those described in these forward-looking statements. Our success — including our ability to improve our gross profit, to improve our cash flows, to expand our operations and revenue and to reach and sustain profitability — depends in part on our ability to execute on our business strategy and the continued and increased demand for, and market acceptance of, our products and services. We may not remain compliant with our agreement with our senior secured lenders, including financial covenants. Our financial forecasts may not be achieved, including those as to expected EBITDA and revenue. We may be unable to raise the necessary funds to meet our payment obligations to our lending group under our senior secured credit facility and other creditors. We may not be able to expand our operations in accordance with our business strategy. We may experience difficulties integrating technologies, operations and personnel in accordance with our business strategy. Our products, technologies and resources may not successfully operate with the technology, resources and applications of third parties. We derive a significant portion of our revenue from a small number of customers, and the loss of any of

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

those customers could significantly damage our financial condition and results of operations. Competition has increased, and technological changes made, in the markets in which we compete. For a detailed discussion of cautionary statements that may affect our future results of operations and financial results, please refer to our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q. Forward-looking statements represent our current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements that we make. All logos, company and product names may be trademarks or registered trademarks of their respective owners.

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

NaviSite Financial Tables
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended
	October 31, 2010	October 31, 2009
	Unaudited
	(In thousands, except per share amounts)
Revenue	$33,321	$30,469
Revenue, related parties	40	94

Total revenue	33,361	30,563

Cost of revenue, excluding stock compensation, restructuring, depreciation and amortization	15,971	14,656
Depreciation and amortization	4,534	4,185
Stock compensation	204	294

Cost of revenue	20,709	19,135

Gross profit	12,652	11,428

Operating expenses:
Selling and marketing, excluding stock compensation	4,585	4,535
General and administrative, excluding stock compensation	6,535	5,099
Stock compensation	651	577

Total operating expenses	11,771	10,211

Income from operations	881	1,217

Other income (expense):
Interest income	13	7
Interest expense	(1,671)	(2,527)
Other income (expense), net	(115)	98

Loss from continuing operations before income taxes and discontinued operations	(892)	(1,205)

Income taxes	(307)	(357)

Net Loss from continuing operations before discontinued operations	(1,199)	(1,562)

Loss from discontinued operations, net of income taxes	—	(822)

Net loss	(1,199)	(2,384)

Accretion of preferred stock dividends	(995)	(899)

Net loss attributable to common stockholders	$(2,194)	$(3,283)

Basic and diluted net loss per common share:

Loss from continuing operations attributable to common shareholders	$(0.06)	$(0.07)
Loss from discontinued operations	$—	$(0.02)

Net loss attributable to common stockholders	$(0.06)	$(0.09)

Basic and diluted weighted average number of common shares outstanding	36,979	36,004

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

NaviSite Financial Tables
Net Income (Loss) to EBITDA, as Adjusted, Reconciliation

	For the Three Months Ended
	October 31, 2010	October 31, 2009
	Unaudited
	(In thousands)
Net loss, as reported	$(1,199)	$(2,384)

Depreciation	4,698	3,461
Amortization	636	724
Interest income/expense, net	1,658	2,520
Income taxes	307	357

EBITDA	6,100	4,678

Stock-based compensation	855	871
Severance	225	29
Loss from sale of discontinued operations	—	822
Transaction fees and integration costs	489	2

EBITDA, as adjusted (excludes stock based compensation, severance, discontinued operations, transaction fees and integration costs)	$7,669	$6,402

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

NaviSite Financial Tables
Condensed Consolidated Balance Sheets

	October 31, 2010	July 31, 2010
	Unaudited	Unaudited
	(In thousands)
ASSETS

Current assets:
Cash and cash equivalents	$6,605	$4,620
Accounts receivable, less allowance for doubtful accounts of $1,707 and $1,812 at October 31, 2010 and July 31, 2010, respectively	11,165	12,532
Unbilled accounts receivable	353	730
Prepaid expenses and other current assets	10,490	11,244

Total current assets	28,613	29,126

Non-current assets	86,373	87,911

Total assets	$114,986	$117,037

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Notes payable, current portion	$4,583	$4,150
Capital lease obligations, current portion	4,976	4,830
Accounts payable	5,379	7,379
Accrued expenses, deferred revenue, deferred other income and customer deposits	18,956	19,237

Total current liabilities	33,894	35,596

Total non-current liabilities	67,708	67,977

Total liabilities	101,602	103,573

Preferred stock	35,279	34,284

Total stockholders’ equity (deficit)	(21,895)	(20,820)

Total liabilities, preferred stock and stockholders’ equity (deficit)	$114,986	$117,037

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

NaviSite Financial Tables
Condensed Consolidated Statements of Cash Flow

	For the Three Months Ended
	October 31, 2010	October 31, 2009
	Unaudited
	(In thousands)
Net cash provided by operating activities	$6,547	$4,605

Net cash used for investing activities	(3,683)	(3,751)

Net cash used for financing activities	(921)	(7,214)

Effect of exchange rate changes on cash	42	4

Net increase (decrease) in cash and cash equivalents	1,985	(6,356)

Cash and cash equivalents, beginning of period	4,620	10,534

Cash and cash equivalents, end of period	$6,605	$4,178

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

NaviSite Financial Tables
Gross Margin to Cash Gross Margin Reconciliation

	For the Three Months Ended
	October 31, 2010	October 31, 2009
	Unaudited
	(In thousands)
Total revenue	$33,361	$30,563
Gross margin	12,652	11,428
Gross margin % to total revenue	38%	37%

Depreciation & amortization	4,534	4,185
Stock-based compensation	204	294

Cash basis gross margin	$17,390	$15,907

Cash gross margin % to total revenue	52%	52%

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com